EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-215361) of Conduent Incorporated of our report dated March 10, 2017, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10‑K.

/S/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Dallas, Texas
March 10, 2017